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                        AMENDMENT TO EMPLOYMENT AGREEMENT


         The Employment Agreement (the "Agreement"), dated as of the 10th day of December, 1999, by and among iLink Telecom, Inc., our predecessor, ("iLink"), 9278 Distributor Inc. ("9278"), and (iii) Sajid Kapadia (the "Executive"), is amended as follows:


                              W I T N E S S E T H:


         WHEREAS, subsequent to the merger by and among iLink and 9278 (the "Merger"), the surviving corporation changed its name to 9278 Communications, Inc. (the "Company"); and

         WHEREAS, the Executive has agreed to amend the repayment terms of a $2.0 million promissory note made to him by iLink at the time of the Merger, so that as amended, the terms provide for principal repayments by the Company of
(i) $1.0 million on March 31, 2002, and (ii) $1.0 million on December 31, 2002;

         WHEREAS, the Company desires to recognize Executive's extraordinary services to the Company and his continued deferral of amounts due to him from the Company;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

         1. The Agreement is hereby amended to provide the Executive with additional bonus compensation equal to five (5%) percent of the Company's gross profit. Such bonus compensation shall be paid in cash, or in shares of the Company's common stock (at seventy-five (75%) percent of the fair market value), at the Executive's sole discretion.

         2. To accomplish the foregoing, Section 3.6 shall be inserted into the Agreement, and shall read as follows:

                  "3.6 Additional Bonus. In addition to the Base Salary set forth in Section 3.1 hereof, and the discretionary cash bonus and stock option grants set forth in Section 3.2 hereof, the Executive shall receive an annual bonus equal to five (5%) percent of the gross profit of the Company (the "Bonus"). The Bonus shall be paid in cash or, at the Executive's sole discretion, in shares of the Company's common stock, based upon a per share price equal to seventy five (75%) percent of the "Fair Market Value" of such shares. The Bonus shall be earned by the Executive on a quarterly basis, and the "Fair Market Value" used to determine the number of shares to be issued, if any, shall be the "Fair Market Value" of the Company's shares on the final day of the applicable quarter (the "Earned Date"). For the purposes of this Agreement, if the Company's common stock is quoted or listed on a securities exchange or automated quotation system, the average of: (i) the average bid price for the ten (10) consecutive


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         trading days immediately prior to the Earned Date, and (ii) the average ask price for the ten (10) consecutive trading days immediately prior to the Earned Date, shall be used to determine the "Fair Market Value of the shares. The Company shall deliver to the Executive, on or before the thirtieth day after the end of the applicable calendar quarter, a calculation of the Bonus together with the fair market value used to calculate the share amount. Payment of the Bonus shall be made on or before the forty-fifth day after the end of the applicable quarter. The Executive may elect to receive the bonus in shares of the Company's common stock, in accordance with this section, by notice to the Company at any time on or before payment of the applicable bonus is received by the Executive."

         3. All of the other terms and conditions of the Agreement shall remain in full force and effect.

         4. Unless otherwise indicated, capitalized terms in this amendment shall have the meanings ascribed to them in the Agreement.

                  IN WITNESS WHEREOF, the parties have duly executed this amendment to the agreement, as of this 22nd day of March, 2001.


                                                 9278 COMMUNICATIONS, INC.



                                                 By: /s/ Haris Syed
                                                     ---------------------
                                                      Name: Haris Syed
                                                      Title: President



                                                  /s/ Sajid Kapadia
                                                 -------------------------
                                                 Sajid Kapadia